EXHIBIT 10.51

AGREEMENT FOR WHOLESALE FINANCING

This Agreement for Wholesale Financing ("Agreement") is made as of March 17, 2003 among GE Commercial Distribution Finance Corporation (formerly known as Deutsche Financial Services Corporation) ("CDF") and PC Mall, Inc., formerly known as IdeaMall, Inc, a Delaware corporation having a principal place of business located at 2555 W. 190th Street, Torrance, California 90504 ("PCM"), PC Mall Sales, Inc., formerly known as Creative Computers, Inc., a California corporation having a principal place of business located at 2555 W. 190th Street, Torrance, California 90504 ("PCMS"), ecost.com, Inc., a Delaware corporation having a principal place of business located at 2555 W. 190th Street, Torrance, California 90504 ("ECI"), eLinux.com, Inc., a Delaware corporation having a principal place of business located at 2555 W. 190th Street, Torrance, California 90504 ("ELI"), CCIT, Inc., formerly known as Creative Computers Integrated Technologies, Inc., a Delaware corporation having a principal place of business located at 2525 Busse Road, Elk Grove Village, Illinois 60007 ("CCIT"), ComputAbility Limited, a Delaware corporation having a principal place of business located at North 92 West, 14612 Anthony Avenue, Menomonee Falls, Wisconsin 53051 ("CAL"), WF Acquisition Sub, Inc., a Delaware corporation having a principal place of business located at 19 Morgan, Irvine, California 92618 ("WFA"), AF Services, Inc., a Delaware corporation having a principal place of business located at 2555 W. 190th Street, Torrance, California 90504 ("AFS"), PC Mall Gov, Inc., a Delaware corporation having a principal place of business located at 2201 Cooperative Way, Suite 301, Herndon, Virginia 20171 ("PCMG"), ClubMac, Inc., a Delaware corporation having a principal place of business located at 19 Morgan, Irvine, California 92618 ("CMI"), Onsale, Inc., a Delaware corporation having a principal place of business located at 2555 W. 190th Street, Torrance, California 90504 ("OSI"), AV Acquisition, Inc., a Delaware corporation having a principal place of business located at 2555 W. 190th Street, Torrance, California 90504 ("AVA"), Mall Acquisition 1, Inc., a Delaware corporation having a principal place of business located at 2555 W. 190th Street, Torrance, California 90504 ("MA1"), and Mall Acquisition 2, Inc., a Delaware corporation having a principal place of business located at 2555 W. 190th Street, Torrance, California 90504 ("MA2"). (PCM, PCMS, ECI, ELI, CCIT, CAL, WFA, AFS, PCMG, CMI, OSI, AVA, MA1 and MA2 are referred to herein, individually, collectively, and jointly and severally, as "Borrower").

1. Extension of Credit/Shared Credit Facility. Subject to the terms of this Agreement, CDF may extend credit to Borrower from time to time to purchase inventory from CDF approved vendors ("Vendors") up to a maximum amount outstanding (including, without limitation, the amount of all approvals issued by CDF to Vendors for which CDF has not transferred funds and all accrued and unpaid interest charges and unused facility fees) at any time not to exceed Twenty Million Dollars ($20,000,000.00), subject to increase pursuant to the last sentence of Section 3, below (the "Inventory Facility Amount"). If CDF advances funds to Borrower following Borrower's execution of this Agreement, CDF will be deemed to have entered into this Agreement with Borrower, whether or not executed by CDF. CDF's decision to advance funds will not be binding until the funds are actually advanced. CDF may combine all of CDF's advances to Borrower or on Borrower's behalf, whether under this Agreement or any other agreement, and whether provided by one or more of CDF's branch offices, together with all finance charges, fees and expenses related thereto, to make one debt owed by Borrower. CDF may, at any time and without notice to Borrower, elect not to finance any inventory sold by particular Vendors who are in default of their obligations to CDF, or with respect to which CDF reasonably feels insecure. This is an agreement regarding the extension of credit, and not the provision of goods or services.

Each Borrower is part of an integrated family of companies, and, accordingly each Borrower desires to have the availability of one common credit facility instead of separate credit facilities, and each Borrower has requested that CDF extend such a common credit facility. Each Borrower acknowledges that CDF will be lending against, and relying on a lien upon, all of its assets even though the proceeds of any particular loan made hereunder may not be advanced directly to such Borrower, and such Borrower will nevertheless benefit by the making of all such loans by CDF and the availability of a single credit facility of a size greater than each could independently warrant.

Each Borrower hereby appoints AFS as its agent ("Borrowing Agent") for the purpose of requesting and/or agreeing to changes to the credit facility provided hereunder, and for receiving all communications, notices, Statements of Transaction, billing statements, and funds transfers from CDF. CDF may rely upon the Borrowing Agent with respect to any requests or instructions and Borrower holds CDF harmless from and against any and all liabilities, expenses, losses, damages and claims arising from CDF's reliance upon the Borrowing Agent.

2. Financing Terms and Statements of Transaction. Borrower and CDF agree that certain financial terms of any advance made by CDF under this Agreement, whether regarding finance charges, other fees, maturities, curtailments or other financial terms, are not set forth herein because such terms depend, in part, upon the availability of Vendor discounts, payment terms or other incentives, prevailing economic conditions, CDF's floorplanning volume with Borrower and with Borrower's Vendors, and other economic factors which may vary over time. Borrower and CDF further agree that it is therefore in their mutual best interest to set forth in this Agreement only the general terms of Borrower's financing arrangement with CDF. Upon agreeing to finance a particular item of inventory for Borrower, CDF will send Borrower a Statement of Transaction identifying such inventory and the applicable financial terms. Unless Borrower notifies CDF in writing of any objection within fifteen (15) days after a Statement of Transaction is mailed to Borrower: (a) the amount shown on such Statement of Transaction will be an account stated; (b) Borrower will have agreed to all rates, charges and other terms shown on such Statement of Transaction; (c) Borrower will have agreed that CDF is financing the items of inventory referenced in such Statement of Transaction at Borrower's request; and (d) such Statement of Transaction will be incorporated herein by reference, will be made a part hereof as if originally set forth herein, and will constitute an addendum hereto. If Borrower objects to the terms of any Statement of Transaction, Borrower agrees to pay CDF for such inventory in accordance with the most recent terms for similar inventory to which Borrower has not objected (or, if there are no prior terms, at the lesser of 16% per annum or at the maximum lawful contract rate of interest permitted under applicable law), but Borrower acknowledges that CDF may then elect to immediately terminate Borrower's financing program with the applicable Vendor for such inventory, and cease making additional advances to Borrower for Borrower's purchases of such inventory from the applicable Vendor. However, such termination will not accelerate the maturities of advances previously made, unless Borrower shall otherwise be in default of this Agreement.

3. Grant of Security Interest. To secure payment of all of Borrower's current and future debts to CDF, whether under this Agreement or any current or future guaranty or other agreement, Borrower grants CDF a security interest in all of Borrower's inventory, equipment, fixtures, accounts, contract rights, chattel paper, security agreements, instruments, deposit accounts, reserves, documents, and general intangibles; and all judgments, claims, insurance policies, and payments owed or made to Borrower thereon; all whether now owned or hereafter acquired, all attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto, and all proceeds thereof. All such assets are collectively referred to herein as the "Collateral." All of such terms for which meanings are provided in the Uniform Commercial Code of the applicable state are used herein with such meanings. All Collateral financed by CDF, and all proceeds thereof, will be held in trust by Borrower for CDF, with such proceeds being payable in accordance with Section 10. Borrower hereby agrees to cause an institution acceptable to CDF to issue in favor of CDF one or more Irrevocable Letters of Credit (each, a "Letter of Credit"), in a total amount equal to the Inventory Facility Amount (subject to the provisions of the last sentence of the second-to-last paragraph of Section 18 below) and in the form attached hereto as Exhibit A. Borrower may cause the Inventory Facility Amount to be increased from time to time up to a maximum total Inventory Facility Amount of Forty Million Dollars ($40,000,000.00), upon delivery to CDF of a like increase in the Letter of Credit, so long as, at the time of any increase, Borrower is not in default hereunder or would be in default hereunder with the giving of notice, the passage of time, or both.

4. Affirmative Warranties and Representations. Borrower warrants and represents to CDF that: (a) Borrower has good title to all Collateral; (b) CDF's security interest in the Collateral financed by CDF and in that portion of the Collateral constituting accounts (other than accounts arising out of the sale of inventory bearing the trademark or trade name of Apple Computer Corporation) is not now and will not become subordinate to the security interest, lien, encumbrance or claim of any person other than Congress Financial Corporation (Western) ("Congress"); (c) Borrower will execute all documents CDF requests to perfect and maintain CDF's security interest in the Collateral; (d) Borrower will deliver to CDF immediately upon each request, and CDF may retain, each Certificate of Title or Statement of Origin issued for Collateral financed by CDF; (e) Borrower will at all times be duly organized, existing, in good standing, qualified and licensed to do business in each state, county, or parish, in which the nature of its business or property so requires; (f) Borrower has the right and is duly authorized to enter into this Agreement; (g) Borrower's execution of this Agreement does not constitute a breach of any agreement to which Borrower is now or hereafter becomes bound; (h) there are and will be no actions or proceedings pending or threatened against Borrower which might result in any material adverse change in Borrower's financial or business condition or which might in any way adversely affect any of Borrower's assets; (i) Borrower will maintain the Collateral in good condition and repair; (j) Borrower has duly filed and will duly file all tax returns required by law; (k) Borrower has paid and will pay when due all taxes, levies, assessments and governmental charges of any nature; (l) Borrower will keep and maintain all of its books and records pertaining to the Collateral at its principal place of business designated in this Agreement; (m) Borrower will promptly supply CDF with such information concerning it or any guarantor as CDF hereafter may reasonably request; (n) all Collateral will be kept at Borrower's principal place of business listed above, and such other locations, if any, which are listed on the current or any future Exhibit "B" attached hereto which Exhibit B(s) are incorporated herein by reference; (o) Borrower will give CDF thirty (30) days prior written notice of any change in Borrower's identity, name, form of business organization, ownership, management, principal place of business, Collateral locations or other business locations, and before moving any books and records to any other location; (p) Borrower will observe and perform all matters required by any lease, license, concession or franchise forming part of the Collateral in order to maintain all the rights of CDF thereunder; (q) Borrower will advise CDF of the commencement of material legal proceedings against Borrower and (r) Borrower will comply with all applicable laws and will conduct its business in a manner which preserves and protects the Collateral and the earnings and incomes thereof.

5. Negative Covenants. Borrower will not at any time (without CDF's prior written consent): (a) other than in the ordinary course of its business, sell, lease or otherwise dispose of or transfer any of its assets; (b) rent, lease, demonstrate, consign, or use any Collateral financed by CDF; or (c) merge or consolidate with another entity; provided, however, that Borrower may acquire all of the issued and outstanding capital stock of another entity or all or substantially all of the assets of another entity or of a division of another entity without CDF's prior written consent so long as: (i) such acquisition is permitted by the terms of the Congress Loan Agreement (as defined below) as such terms are in effect as of the date of this Agreement; (ii) as of the date of such acquisition, Borrower is not in default to CDF hereunder; (iii) CDF receives notice of such acquisition at the same time as Congress is entitled to such notice pursuant to the terms of the Congress Loan Agreement, as such terms are in effect as of the date of this Agreement; (iv) if such acquisition results in the creation of an affiliate of Borrower, upon the request of CDF, Borrower and such affiliate enter into an amendment to this Agreement making such affiliate a Borrower hereunder (and all Letters of Credit are similarly amended) or such affiliate enters into a guaranty in form and substance satisfactory to CDF, pursuant to which such affiliate guarantees the obligations of Borrower to CDF; and (v) at the time of such acquisition, CDF receives a lien on the assets so acquired, which lien with respect to such assets financed by CDF and assets constituting accounts (other than accounts arising out of the sale of inventory bearing the trademark or trade name of Apple Computer Corporation) is second in priority only to the lien of Congress.

6. Unused Facility Fee. Borrower hereby agrees to pay CDF a monthly unused facility fee equal to the product of (i) the daily equivalent of an annual rate of twenty-five (25) basis points (0.02083% per month), multiplied by (ii) the difference between the Inventory Facility Amount and the average daily principal balance of Borrower's inventory credit facility during such month. The unused facility fee shall be calculated and payable monthly in arrears and due pursuant to CDF's monthly billing statement.

7. Insurance. Borrower will immediately notify CDF of any loss, theft or damage to any Collateral. Borrower will keep the Collateral insured for its full insurable value under an "all risk" property insurance policy with a company acceptable to CDF, naming CDF as a lender loss-payee and containing standard lender's loss payable and termination provisions (subject to the rights of other floorplan lenders regarding inventory not financed by CDF and subject to the rights of Congress). Borrower will provide CDF with written evidence of such property insurance coverage and lender's loss-payee endorsement.

8. Financial Statements. Borrower will deliver to CDF: (a) within ninety (90) days after the end of each of Borrower's fiscal years, a reasonably detailed balance sheet as of the last day of such fiscal year and a reasonably detailed income statement covering Borrower's operations for such fiscal year, in a form satisfactory to CDF; (b) within forty-five (45) days after the end of each of Borrower's fiscal quarters, a reasonably detailed balance sheet as of the last day of such quarter and an income statement covering Borrower's operations for such quarter, in a form satisfactory to CDF; and (c) within ten (10) days after request therefor by CDF, any other report requested by CDF relating to the Collateral or the financial condition of Borrower. Borrower will also deliver to CDF true copies of the Congress Loan Agreement and all amendments thereto, immediately upon the execution thereof, and copies of all notices of Default or Event of Default thereunder delivered by either Borrower or Congress to the other, immediately upon Borrower's delivery or receipt thereof, as applicable. In addition, Borrower will deliver to CDF copies of all covenant and other compliance certificates, immediately upon Borrower's delivery thereof to Congress. Borrower warrants and represents to CDF that all financial statements and information relating to Borrower which have been or may hereafter be delivered by Borrower are true and correct and have been and will be prepared in accordance with generally accepted accounting principles consistently applied and, with respect to such previously delivered statements or information, there has been no material adverse change in the financial or business condition of Borrower since the submission to CDF, either as of the date of delivery, or, if different, the date specified therein, and Borrower acknowledges CDF's reliance thereon.

9. Reviews. Borrower grants CDF an irrevocable license to enter Borrower's business locations during normal business hours upon three (3) days' notice to Borrower (unless Borrower is in default hereunder, or would be in default hereunder with the passage of time, the giving of notice, or both, in which event no advance notice hereunder will be required) to: (a) account for and inspect all Collateral; (b) verify Borrower's compliance with this Agreement; and (c) examine and copy Borrower's books and records related to the Collateral.

10. Payment Terms. Borrower will immediately pay CDF the principal indebtedness owed CDF on each item of Collateral financed by CDF (as shown on the Statement of Transaction identifying such Collateral) on the earliest occurrence of any of the following events: (a) when such Collateral is lost, stolen or damaged; (b) for Collateral financed under Pay-As-Sold ("PAS") terms (as shown on the Statement of Transaction identifying such Collateral), when such Collateral is sold, transferred, rented, leased, otherwise disposed of or matured; (c) in strict accordance with any curtailment schedule for such Collateral (as shown on the Statement of Transaction identifying such Collateral); (d) for Collateral financed under Scheduled Payment Program ("SPP") terms (as shown on the Statement of Transaction identifying such Collateral), in strict accordance with the installment payment schedule; and (e) when otherwise required under the terms of any financing program agreed to in writing by the parties. Borrower will send all payments to CDF's branch office(s) responsible for Borrower's account. CDF may apply: (i) payments to reduce finance charges first and then principal, regardless of Borrower's instructions; and (ii) principal payments to the oldest (earliest) invoice for Collateral financed by CDF, but, in any event, all principal payments will first be applied to such Collateral which is sold, lost, stolen, damaged, rented, leased, or otherwise disposed of or unaccounted for. Any third party discount, rebate, bonus or credit granted to Borrower for any Collateral will not reduce the debt Borrower owes CDF until CDF has received payment therefor in cash. Borrower will: (1) pay CDF even if any Collateral is defective or fails to conform to any warranties extended by any third party; (2) not assert against CDF any claim or defense Borrower has against any third party; and (3) indemnify and hold CDF harmless against all claims and defenses asserted by any buyer of the Collateral relating to the condition of, or any representations regarding, any of the Collateral. Borrower waives all rights of offset Borrower may have against CDF.

11. Calculation of Charges. Borrower will pay finance charges to CDF on the outstanding principal debt which Borrower owes CDF for each item of Collateral financed by CDF at the rate(s) shown on the Statement of Transaction identifying such Collateral, unless Borrower objects thereto as provided in Section 2. The finance charges attributable to the rate shown on the Statement of Transaction will: (a) be computed based on a 360 day year; (b) be calculated by multiplying the Daily Charge (as defined below) by the actual number of days in the applicable billing period; and (c) accrue from the invoice date of the Collateral identified on such Statement of Transaction until CDF receives full payment in good funds of the principal debt Borrower owes CDF for each item of such Collateral in accordance with CDF's payment recognition policy and CDF applies such payment to Borrower's principal debt in accordance with the terms of this Agreement. The "Daily Charge" is the product of the Daily Rate (as defined below) multiplied by the Average Daily Balance (as defined below). The "Daily Rate" is the quotient of the annual rate shown on the Statement of Transaction divided by 360, or the monthly rate shown on the Statement of Transaction divided by 30. The "Average Daily Balance" is the quotient of (i) the sum of the outstanding principal debt owed CDF on each day of a billing period for each item of Collateral identified on a Statement of Transaction, divided by (ii) the actual number of days in such billing period. Borrower will also pay CDF $100 for each check returned unpaid for insufficient funds (an "NSF check") (such $100 payment repays CDF's estimated administrative costs; it does not waive the default caused by the NSF check). The annual percentage rate of the finance charges relating to any item of Collateral financed by CDF will be calculated from the invoice date of such Collateral, regardless of any period during which any finance charge subsidy shall be paid or payable by any third party. Borrower acknowledges that CDF intends to strictly conform to the applicable usury laws governing this Agreement. Regardless of any provision contained herein or in any other document executed or delivered in connection herewith or therewith, CDF shall never be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest on this Agreement (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the maximum amount allowed by applicable law, and, if CDF ever receives, collects or applies as interest any such excess, such amount which would be excessive interest will be applied first to the reduction of the unpaid principal balances of advances under this Agreement, and, second, any remaining excess will be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Borrower and CDF shall, to the maximum extent permitted under applicable law: (A) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (B) exclude voluntary pre-payments and the effect thereof; and (C) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term.

12. Billing Statement. CDF will send Borrower a monthly billing statement identifying all charges due on Borrower's account with CDF. The charges specified on each billing statement will be: (a) due and payable in full immediately on receipt; and (b) an account stated, unless CDF receives Borrower's written objection thereto within 15 days after it is mailed to Borrower. If CDF does not receive, by the 25th day of any given month, payment of all charges accrued to Borrower's account with CDF during the immediately preceding month, Borrower will (to the extent allowed by law) pay CDF a late fee ("Late Fee") equal to the greater of $5 or 5% of the amount of such charges (payment of the Late Fee does not waive the default caused by the late payment). CDF may adjust the billing statement at any time to conform to applicable law and this Agreement.

13. Default. Borrower will be in default under this Agreement if: (a) Borrower breaches any terms, warranties or representations contained herein, in any Statement of Transaction to which Borrower has not objected as provided in Section 2, or in any other agreement between CDF and Borrower (which breach is not covered by another section of this Section 13) and such breach shall continue for twenty (20) days; provided, that, such twenty (20) day period shall not apply in the case of (A) any failure to observe any such term, representation or warranty which is not capable of being cured at all or within such twenty (20) day period or which has been the subject of a prior breach within the preceding six (6) month period or (B) any failure by Borrower to pursue a cure diligently and promptly during such twenty (20) day period; (b) any representation, statement, report or certificate made or delivered by Borrower to CDF is not accurate when made; (c) Borrower fails to pay any portion of Borrower's debts to CDF within two (2) business days after the same becomes due and payable; (d) Borrower abandons any Collateral; (e) Borrower is or becomes in default in the payment of any debt owed to any third party which in the aggregate exceeds at any time Five Hundred Thousand Dollars ($500,000.00); (f) a money judgment issues against Borrower which in the aggregate exceeds at any time Five Hundred Thousand Dollars ($500,000.00); (g) an attachment, sale or seizure issues or is executed against any assets of Borrower; (h) Borrower shall cease existence as a corporation, partnership, limited liability company or trust, as applicable; (i) Borrower ceases or suspends business; (j) Borrower makes a general assignment for the benefit of creditors; (k) Borrower becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law (and, in the case of an involuntary proceeding, such proceeding has not been dismissed within ninety (90) days of the filing thereof; provided, however, that CDF's obligation to provide any financing to Borrower during such ninety (90) day period shall be subject to the terms of the Intercreditor Agreement, as defined below); (l) any receiver is appointed for any assets of Borrower; (m) Borrower loses any material franchise, permission, license or right to sell or deal in any Collateral which CDF finances; (n) Borrower misrepresents Borrower's financial condition or organizational structure; (o) there shall occur a material adverse change in the financial or other condition or business prospects of Borrower; (p) CDF determines in good faith that it is insecure with respect to the payment of any part of Borrower's obligation to CDF; (q) any Default or Event of Default occurs under the Congress Loan Agreement (as defined in that certain Intercreditor and Subordination Agreement between CDF and Congress dated March 15, 2001, as modified and amended from time to time (the "Intercreditor Agreement")), without giving effect to any waiver or forbearance regarding any such Default or Event of Default which may be given by Congress or any amendment to the Congress Loan Agreement which has the effect of causing such Default or Event of Default to not occur; (r) any Stop Approval Notice (as defined in the Intercreditor Agreement) is issued by Congress to CDF; (s) the Intercreditor Agreement is terminated or cancelled for any reason; or (t) thirty (30) days prior to the expiration date of any Letter of Credit or any subsequent or substitute Letter of Credit accepted by CDF, such Letter of Credit is not extended for a term of twelve (12) months or longer, or a new Letter of Credit in the amount of the Inventory Facility Amount and in form and from an institution reasonably acceptable to CDF and for a term of twelve months or longer is not provided to CDF.

14. Rights of CDF Upon Default. In the event of a default:

(a) CDF may at any time at CDF's election, without notice or demand to Borrower, do any one or more of the following: declare all or any part of the debt Borrower owes CDF immediately due and payable, together with all costs and expenses of CDF's collection activity, including, without limitation, all reasonable attorneys' fees; exercise any or all rights under applicable law (including, without limitation, the right to possess, transfer and dispose of the Collateral); exercise any or all of CDF's rights to draw on any Letter of Credit or any subsequent or substitute Letter of Credit; and/or cease extending any additional credit to Borrower (CDF's right to cease extending credit shall not be construed to limit the discretionary nature of this credit facility).

(b) Subject to the rights of other floorplan lenders with respect to inventory not financed by CDF and subject to the rights of Congress pursuant to terms of the Intercreditor Agreement, Borrower will segregate and keep the Collateral in trust for CDF, and in good order and repair, and will not sell, rent, lease, consign, otherwise dispose of or use any Collateral, nor further encumber any Collateral.

(c) Subject to the rights of other floorplan lenders with respect to inventory not financed by CDF and subject to the rights of Congress pursuant to terms of the Intercreditor Agreement, upon CDF's oral or written demand, Borrower will immediately deliver the Collateral to CDF, in good order and repair, at a place specified by CDF, together with all related documents; or CDF may, in CDF's sole discretion and without notice or demand to Borrower, take immediate possession of the Collateral together with all related documents.

(d) CDF may, without notice, apply a default finance charge to Borrower's outstanding principal indebtedness equal to the default rate specified in Borrower's financing program with CDF, if any, or if there is none so specified, at the lesser of 3% per annum above the rate in effect immediately prior to the default, or the highest lawful contract rate of interest permitted under applicable law.

All of CDF's rights and remedies are cumulative. CDF's failure to exercise any of CDF's rights or remedies hereunder will not waive any of CDF's rights or remedies as to any past, current or future default.

15. Sale of Collateral. Borrower agrees that if CDF conducts a private sale of any Collateral by requesting bids from 10 or more dealers or distributors in that type of Collateral, any sale by CDF of such Collateral in bulk or in parcels within 120 days of: (a) CDF's taking possession and control of such Collateral; or (b) when CDF is otherwise authorized to sell such Collateral; whichever occurs last, to the bidder submitting the highest cash bid therefor, is a commercially reasonable sale of such Collateral under the Uniform Commercial Code. Borrower agrees that the purchase of any Collateral by a Vendor, as provided in any agreement between CDF and the Vendor, is a commercially reasonable disposition and private sale of such Collateral under the Uniform Commercial Code, and no request for bids shall be required. Borrower further agrees that 7 or more days prior written notice will be commercially reasonable notice of any public or private sale (including any sale to a Vendor). Borrower irrevocably waives any requirement that CDF retain possession and not dispose of any Collateral until after an arbitration hearing, arbitration award, confirmation, trial or final judgment. If CDF disposes of any such Collateral other than as herein contemplated, the commercial reasonableness of such disposition will be determined in accordance with the laws of the state governing this Agreement.

16. Power of Attorney. Borrower grants CDF an irrevocable power of attorney to do anything to preserve and protect the Collateral (including the execution of financing statements pertaining to the Collateral) and the Letter(s) of Credit and CDF's rights and interest therein. Borrower grants CDF an irrevocable power of attorney exercisable after the occurrence and during the continuance of a default hereunder to: execute or endorse on Borrower's behalf any checks, instruments, Certificates of Title and Statements of Origin pertaining to the Collateral; supply any omitted information and correct errors in any documents between CDF and Borrower; and initiate and settle any insurance claim pertaining to the Collateral.

17. Information. With the written consent of Borrower, CDF may provide to any third party any credit, financial or other information on Borrower that CDF may from time to time possess. CDF may obtain from Congress and any Vendor any credit, financial or other information regarding Borrower that Congress or such Vendor may from time to time possess.

18. Termination. Except as set forth in this Section 18, this Agreement shall terminate on March 14, 2004 (the "Scheduled Termination Date").

Notwithstanding the foregoing, CDF may immediately terminate any financing program for particular inventory prior to the Scheduled Termination Date under any of the following circumstances: (i) in the event the Vendor for such inventory is at any time no longer a CDF approved Vendor; (ii) in accordance with the second-to-last sentence of the first paragraph of Section 1 above; or (iii) in accordance with the second-to-last sentence of Section 2 above.

Notwithstanding the foregoing, CDF may terminate this Agreement prior to the Scheduled Termination Date (i) immediately, in the event of a default by Borrower, in accordance with Section 14 above, or (ii) with such termination to be effective any time on or after the date on which the Congress Loan Agreement is terminated, regardless of the length of the notice period given by CDF.

Notwithstanding the foregoing, Borrower may reduce the Inventory Facility Amount, or terminate this Agreement prior to the Scheduled Termination Date, upon at least ninety (90) days' advance notice to CDF; provided, however, that Borrower may terminate this Agreement, with such termination to be effective any time on or after the date on which the Congress Loan Agreement is terminated, regardless of the length of the notice period given by Borrower. Borrower acknowledges and agrees that any notice given pursuant to the preceding sentence will be irrevocable. Borrower further acknowledges and agrees that no reduction by it of the Inventory Facility Amount will be accompanied by a reduction in the amount of the Letter(s) of Credit required under this Agreement, unless and until the outstanding balance of Borrower's obligations to CDF (including, without limitation, the amount of all approvals issued by CDF to Vendors for which CDF has not transferred funds and all accrued and unpaid interest charges and unused facility fees) is not more than the Inventory Facility Amount, as reduced.

Borrower will not be relieved from any obligation to CDF arising out of CDF's advances or commitments made before the effective termination date of this Agreement. CDF will retain all of its rights, interests and remedies hereunder until Borrower has paid all of Borrower's debts to CDF. All waivers set forth within this Agreement will survive any termination of this Agreement.

19. Binding Effect. Borrower cannot assign its interest in this Agreement without CDF's prior written consent, although CDF may assign or participate CDF's interest, in whole or in part, without Borrower's consent, provided that in the case of a participation by CDF, Borrower will not be required to deal directly with any participant. This Agreement will protect and bind CDF's and Borrower's respective heirs, representatives, successors and assigns.

20. Notices. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered: (a) to Borrower at Borrowing Agent's principal place of business specified above; and (b) to CDF at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832, Attention: General Counsel, or such other address as the parties may hereafter specify in writing.

21. NO ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBTS ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND CDF FROM MISUNDERSTANDING OR DISAPPOINTMENT, ALL AGREEMENTS COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, EXCEPT AS SPECIFICALLY PROVIDED HEREIN OR AS THE PARTIES MAY LATER AGREE IN WRITING TO MODIFY IT. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

22. Other Waivers. Borrower irrevocably waives notice of: CDF's acceptance of this Agreement, presentment, demand, protest, nonpayment, nonperformance, and dishonor. Borrower and CDF irrevocably waive all rights to claim any punitive and/or exemplary damages.

23. Severability. If any provision of this Agreement or its application is invalid or unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable.

24. Supplement. If Borrower and CDF have heretofore executed other agreements in connection with all or any part of the Collateral, this Agreement shall supplement each and every other agreement previously executed by and between Borrower and CDF, and in that event this Agreement shall neither be deemed a novation nor a termination of such previously executed agreement nor shall execution of this Agreement be deemed a satisfaction of any obligation secured by such previously executed agreement.

25. Receipt of Agreement. Borrower acknowledges that it has received a true and complete copy of this Agreement. Borrower acknowledges that it has read and understood this Agreement. Notwithstanding anything herein to the contrary: (a) CDF may rely on any facsimile copy, electronic data transmission or electronic data storage of this Agreement, any Statement of Transaction, billing statement, invoice from a Vendor, financial statements or other reports, and (b) such facsimile copy, electronic data transmission or electronic data storage will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Agreement or any other agreement between CDF and Borrower, and for all evidentiary purposes before any arbitrator, court or other adjudicatory authority.

26. Miscellaneous. Time is of the essence regarding Borrower's performance of its obligations to CDF notwithstanding any course of dealing or custom on CDF's part to grant extensions of time. Borrower's liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder. CDF will have the right to refrain from or postpone enforcement of this Agreement or any other agreements between CDF and Borrower without prejudice and the failure to strictly enforce these agreements will not be construed as having created a course of dealing between CDF and Borrower contrary to the specific terms of the agreements or as having modified, released or waived the same. The express terms of this Agreement will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof. If Borrower fails to pay any taxes, fees or other obligations which may impair CDF's interest in the Collateral, or fails to keep the Collateral insured, CDF may, but shall not be required to, pay such taxes, fees or obligations and pay the cost to insure the Collateral, and the amounts paid will be: (a) an additional debt owed by Borrower to CDF, which shall be subject to finance charges as provided herein; and (b) due and payable immediately in full. Borrower agrees to pay all of CDF's reasonable attorneys' fees and expenses incurred by CDF in enforcing CDF's rights hereunder. The Section titles used in this Agreement are for convenience only and do not define or limit the contents of any Section.

27. Joint and Several Obligations. Each Borrower shall be jointly and severally liable with each other Borrower for the obligations of each Borrower hereunder, each Borrower shall be obligated and responsible for the performance of each other Borrower under this Agreement, and a default by any Borrower shall be a default by each other Borrower. Each Borrower waives: (i) any right of contribution from any other Borrower until all of the obligations to CDF have been paid in full; (ii) any right to require CDF to institute any action or suit or to exhaust CDF's rights and remedies against any Collateral or any Borrower before proceeding against such Borrower; and (iii) any obligation of CDF to marshal any assets in favor of any Borrower. Each Borrower consents that CDF may, without in any manner affecting such Borrower's joint and several liability for any obligations to CDF: (a) extend in whole or in part (by renewal or otherwise), modify, accelerate, change or release any obligation of any other Borrower; (b) sell, release, surrender, modify, impair, exchange, substitute or extend the duration or the time for the performance or payment of any and all Collateral or other property, of any nature and from whomsoever received, held by CDF as security for the payment or performance of any obligations to CDF of any Borrower or any obligations of any Borrower; and (c) settle, adjust or compromise any of CDF's claims against any other Borrower.

28. BINDING ARBITRATION.

28.1 Arbitrable Claims. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever (including, without limitation, all torts, whether regarding negligence, breach of fiduciary duty, restraint of trade, fraud, conversion, duress, interference, wrongful replevin, wrongful sequestration, fraud in the inducement, usury or any other tort, all contract actions, whether regarding express or implied terms, such as implied covenants of good faith, fair dealing, and the commercial reasonableness of any Collateral disposition, or any other contract claim, all claims of deceptive trade practices or lender liability, and all claims questioning the reasonableness or lawfulness of any act), whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (a) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between CDF and Borrower; (c) any act committed by CDF or by any parent company, subsidiary or affiliated company of CDF (the "CDF Companies"), or by any employee, agent, officer or director of a CDF Company whether or not arising within the scope and course of employment or other contractual representation of the CDF Companies provided that such act arises under a relationship, transaction or dealing between CDF and Borrower; and/or (d) any other relationship, transaction or dealing between CDF and Borrower (collectively the "Disputes"), will be subject to and resolved by binding arbitration.

28.2 Administrative Body. All arbitration hereunder will be conducted in accordance with the Commercial Arbitration Rules of The American Arbitration Association ("AAA"). If the AAA is dissolved, disbanded or becomes subject to any state or federal bankruptcy or insolvency proceeding, the parties will remain subject to binding arbitration which will be conducted by a mutually agreeable arbitration forum. The parties agree that all arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience. The arbitrator(s) will decide if any inconsistency exists between the rules of any applicable arbitration forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The site of all arbitration proceedings will be in the Division of the Federal Judicial District in which AAA maintains a regional office that is closest to Borrower.

28.3 Discovery. Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows. No later than thirty (30) days after the filing of a claim for arbitration, the parties will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one (21) days prior to the arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Depositions shall be permitted but no more than two (2) for each party and no single deposition shall extend for more than two (2) days nor more than seven (7) hours during any one-day period. Requests for the production of documents shall be responded to (or objected to) within twenty (20) days of the request. All objections shall be ruled upon by the arbitrator. Requests for admission shall be permitted but no more than twenty-five (25) in the aggregate. Under no circumstances will the use of interrogatories be permitted. However, in the event of the designation of any expert witness(es), the following will occur: (a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party, (b) the opposing party will be permitted to depose the expert witness(es), (c) the opposing party will be permitted to designate rebuttal expert witness(es), and (d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished.

28.4 Exemplary or Punitive Damages. The Arbitrator(s) will not have the authority to award exemplary or punitive damages.

28.5 Confidentiality of Awards. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be entered as a judgment or order in any state or federal court and may be confirmed within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Agreement concerns transactions involving commerce among the several states. The Federal Arbitration Act, Title 9 U.S.C. Sections 1 et seq., as amended ("FAA") will govern all arbitration(s) and confirmation proceedings hereunder.

28.6 Prejudgment and Provisional Remedies. Nothing herein will be construed to prevent CDF's or Borrower's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, dation and/or any other prejudgment or provisional action or remedy relating to any Collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive CDF's or Borrower's right to compel arbitration of any Dispute.

28.7 Attorneys' Fees. If either Borrower or CDF brings any other action for judicial relief with respect to any Dispute (other than those set forth in Section 28.6), the party bringing such action will be liable for and immediately pay all of the other party's costs and expenses (including attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If either Borrower or CDF brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys' fees, incurred by the other party in defending such action. Additionally, if either Borrower or CDF institutes any arbitration claim or counterclaim against the other party, the non-prevailing party will pay all costs and expenses (including attorneys' fees) incurred by the prevailing party in the course of bringing or defending such action or proceeding, as the case may be.

28.8 Survival After Termination. The agreement to arbitrate will survive the termination of this Agreement.

29. INVALIDITY/UNENFORCEABILITY OF BINDING ARBITRATION. IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. BORROWER AND CDF WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

30. Governing Law. Borrower acknowledges and agrees that this and all other agreements between Borrower and CDF have been substantially negotiated, and will be substantially performed, in the State of California. Accordingly, Borrower agrees that all Disputes will be governed by, and construed in accordance with, the laws of such state, except to the extent inconsistent with the provisions of the FAA which shall control and govern all arbitration proceedings hereunder.

IN WITNESS WHEREOF, Borrower and CDF have executed this Agreement as of the date first set forth hereinabove.

THIS CONTRACT CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.

GE COMMERCIAL DISTRIBUTION                           PC MALL, INC.

FINANCE CORPORATION

 By:   /s/ David J. Lynch                                             By:   /s/ Frank Khulusi

                  David J. Lynch                                           Frank Khulusi, President

             Vice President of Operations

ATTEST:

/s/ Theodore Sanders

Theodore Sanders, Secretary

 PC MALL SALES, INC.

  By:  /s/ Rory Zaks

            Roy Zaks, President

 ATTEST:

/s/ Pete Freix

             Pete Freix, Secretary

 ECOST.COM, INC.

 By:  /s/ Gary Guy

            Gary Guy, President

 ATTEST:

 /s/ Brad LaComb

          Brad LaComb, Secretary

 ELINUX.COM, INC.

 By:   /s/ Dan DeVries

            Dan DeVries, President

 ATTEST:

 /s/ Theodore Sanders

            Theodore Sanders, Secretary

 CCIT, INC.

 By:  /s/ Rick Lepow

            Rick Lepow, President

 ATTEST:

 /s/ Rich Hoffman

           Rich Hoffman, Secretary

 COMPUTABILITY LIMITED

 By:   /s/ Pete Zuiker

            Pete Zuiker, President

[_/s/ PZ__]  This corporation has only one officer

WF ACQUISITION SUB, INC.

 By:   /s/ Bill Neary

            Bill Neary, President

 ATTEST:

  /s/ Harry Martin

            Harry Martin, Secretary

 AF SERVICES, INC.

 By:   /s/ Simon Abuyounes

            Simon Abuyounes, President

ATTEST:

 /s/ Mark Funk

             Mark Funk, Secretary

PC MALL GOV, INC.

 By:   /s/ Alan Bechara

            Alan Bechara, President

 ATTEST:

/s/ Sharron Ennis

          Sharon Ennis, Secretary

 CLUBMAC, INC.

 By:   /s/ Mike McNeill

            Mike McNeill, President

 ATTEST:

/s/ Candy Lee

            Candy Lee, Secretary

 ONSALE, INC.

 By:  /s/ Sam Khulusi

       Sam Khulusi, President

 ATTEST:

/s/ Brian Williams

         Brian Williams, Secretary

 AV ACQUISITION, INC.

By:   /s/ Frank Khulusi

Frank Khulusi, President

ATTEST:

/s/ Theodore Sanders

       Theodore Sanders, Secretary

MALL ACQUISITION 1, INC.

By:   /s/ Frank Khulusi

Frank Khulusi, President

ATTEST:

/s/ Theodore Sanders

       Theodore Sanders, Secretary

MALL ACQUISITION 2, INC.

By:   /s/ Frank Khulusi

Frank Khulusi, President

ATTEST:

/s/ Theodore Sanders

       Theodore Sanders, Secretary

EXHIBIT A

Form of Letter of Credit

 EXHIBIT B

COLLATERAL LOCATIONS